Exhibit 10.19.9

JANUS HENDERSON GROUP PLC
THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. History; Purpose of the Plan

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(a) The name of the Plan is the Janus Henderson Group plc Third Amended and Restated Employee Stock Purchase Plan (as may be amended from time to time, the “Plan”).  The Company amended and restated the Plan in its entirety as of April 1, 2019 (the “Effective Date”), subject to ratification by the Board or Plan Committee.

(b) The purpose of the Plan is to encourage and enable Eligible Employees (as defined below) to acquire proprietary interests in the Company through the ownership of Common Stock in order to establish a closer identification of their interests with those of the Company by providing them with a more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating Employees to remain with and to give greater effort on behalf of the Company.

2. Definitions

. The following words or terms, when used herein, shall have the following respective meanings:

(a) “Account” shall mean and refer to the funds accumulated during the Offering Period with respect to an individual Employee as a result of deductions from such Employee’s paycheck during the Offering Period for the purpose of purchasing Shares under this Plan.

(b) “Active Service” shall mean and refer to the state of being paid for services performed or paid while absent for sickness, vacation, holidays or paid leave of absence, but shall not include termination or severance payments.

(c) “Board” shall mean the Board of Directors of the Company.
(d) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(e) “Committee” shall have the meaning set forth in Section 4.
(f) “Company” shall mean Janus Henderson Group plc, a company incorporated and registered in Jersey, Channel Islands.

(g) “Eligible Compensation” shall mean and refer to the Employee’s annual rate of base pay as determined from the payroll records on such date as shall be designated by the Board or the Committee for any Offering. Base pay includes gross straight time, sick pay, vacation pay or holiday pay, as the case may be, after any other payroll deductions, but excludes overtime, commissions, bonuses and other forms of variable compensation.

(h) “Eligible Employee” or “Employee” shall mean and refer to a person who is regularly employed by the Company or a Subsidiary or Affiliated Entity designated by the Committee, in each case, who is so employed on such date that shall be designated by the Committee for an Offering; provided,  however, persons whose customary employment is for only twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be an “Employee” or an “Eligible Employee” as those terms are used herein.

(i) “Enrollment Agreement” means an agreement between the Company and an Employee, in such form as may be established by the Company from time to time (which form may be electronic), pursuant to which the Employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under this Plan.

(j) “Enrollment Period’ shall mean and refer to that period of time prescribed in any Offering beginning on the first day Eligible Employees may elect to participate in the Offering Period to purchase Shares and ending on the last day such elections to participate are authorized to be received and accepted.

(k) “Fair Market Value” shall mean and refer to the average of the high and low sales prices for Shares traded on the New York Stock Exchange.
(l) “Offering” shall mean an offering of Shares made under this Plan.
(m) “Offering Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.

(n) “Offering Period” shall mean the period commencing on the first day of each calendar quarter and ending on the last calendar day of such quarter; provided, that the first Offering Period shall commence on April 1, 2019 and shall end on June 30, 2019.

(o) “Option” or “Options” shall mean and refer to the right or rights granted to Eligible Employees to purchase Shares pursuant to an Offering.

(p) “Outstanding Election” shall mean the then-current election to purchase Shares in an Offering, or that part of such an election, which has not been cancelled (including voluntary cancellation by the Employee under Section 9 and deemed cancellations under Section 14) prior to the close of business on the Purchase Date.

(q) “Purchase Date” shall mean the last Trading Day of each Offering Period.

(r) “Purchase Price Per Share” shall be eighty-five percent (85%) of the Fair Market Value on the Purchase Date; provided,  however, the Purchase Price Per Share will in no event be less than the par value of the Shares.

(s) “Shares” or “Common Stock” shall mean and refer to ordinary shares, $1.50 par value per share, of the Company.
(t) “Subsidiary” or “Affiliated Entity” shall mean a United States or foreign corporation or limited liability company, partnership or other similar entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding securities or interests of such corporation, limited liability company, partnership or other similar entity.

(u) “Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.
3. Shares Reserved for Plan

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The Shares purchased under the Plan shall be purchased on the open market by the Company on behalf of Eligible Employees on the Purchase Date in accordance with the terms of the Plan. The Company shall pay any fees, commissions or similar expenses for transactions related to the purchase of Shares under the Plan.

4. Administration of the Plan

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This Plan shall be administered by the Board, or a committee appointed by the Board (consisting of not less than three members of the Board who are not eligible to participate in this Plan and one of whom shall be designated as Chairman of such committee) to administer the Plan (the “Plan Committee”). The Board or the Plan Committee may appoint and delegate to another committee consisting of one or more persons (“Management Committee”) any or all of the authority of the Board or the Plan Committee, as applicable, with respect to the Plan. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan, to make amendments to the Plan itself, as it may deem advisable, delegate its administrative authority, and implement minimum and maximum contribution rates. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.  Any references herein to “Committee” are references to the Board, or the Plan Committee or the Management Committee, as applicable.

5. Grant of Option; Limitations

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The Committee may from time to time grant or provide for the grant of an Option in each Offering Period as selected by the Committee. On each Offering Date, this Plan shall be deemed to have granted to the Eligible Employee an Option to purchase as many Shares (which may include a fractional share) as the Employee will be able to purchase with the after-tax payroll deductions credited to the Employee’s Account during Employee’s participation in that Offering Period (subject to the limitations set forth below and Section 3).  The Committee in its sole discretion may establish limits on the number of Shares an Employee may elect to purchase with respect to any Offering Period if such limit is announced prior to the beginning of the first Offering Period to be affected.

6. Participation in the Plan

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An Eligible Employee may become a participant by completing the prescribed Enrollment Agreement and submitting such form to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the Offering to which it relates. The Enrollment Agreement may be completed at any time after the Employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee).

7. Automatic Re-Enrollment

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At the termination of each Offering, each participating Employee who continues to be eligible to participate shall be automatically re-enrolled in the next Offering, unless the Employee has withdrawn from the Plan in accordance with Section 9 or is otherwise ineligible to participate in the next Offering. Upon a termination of the Plan as a whole, any balance in Employee’s Account shall be refunded to him or her as soon as practicable thereafter. The Company may require current participants to complete and submit a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions and Adjustments to Deductions

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(a) At the time an Employee submits his or her authorization for an after-tax payroll deduction, he or she shall elect to have a designated percentage or dollar amount of Eligible Compensation deducted on an after tax basis on each payday during the time Employee is a participant in an Offering. Employee may withdraw his or her initial Enrollment Agreement before the Offering Period commences by submitting the prescribed withdrawal notice to the Company (or the Company’s designee) prior to the Offering Date for such Offering Period.

(b) With respect to any Offering, the minimum after-tax payroll deduction shall be twenty-five dollars ($25) per payroll period.  The maximum after-tax payroll deduction shall not exceed twenty thousand and forty dollars ($20,040) per calendar year or such other amount as may be designated by the Committee.

(c) After-tax payroll deductions for an Employee shall commence on the Offering Date (or as soon as administratively practicable thereafter) and shall continue through subsequent Offerings pursuant to Section 7. All after-tax payroll deductions made by an Employee shall be credited to Employee’s Account under the Plan. An Employee may not make any separate cash payment into such Account.

(d) An Employee may elect to increase or decrease the rate of his or her after-tax payroll deduction during an Offering Period by submitting the prescribed notification form to the Company (or the Company’s designee) at any time prior to the first day of the last calendar month of such Offering Period. Such adjustment to Employee’s after-tax payroll deduction will be effective as soon as administratively practicable thereafter and will remain in effect for successive Offerings unless participation is earlier withdrawn by Employee as provided in Section 9 or until Employee’s termination of employment or Employee is otherwise ineligible to participate in the next Offering Period.

(e) Notwithstanding the foregoing, the Company may adjust Employee’s after-tax payroll deductions at any time during an Offering Period to the extent necessary to comply with any limitations established in accordance with Section 5.  To the extent any such limitations are established and the Company adjusts Employee’s after-tax payroll deductions, beginning with the next calendar year’s first Offering, after-tax payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment, unless the Employee withdraws in accordance with Section 9 or is otherwise ineligible to participate in such Offering.

9. Withdrawal from Offering Period After Offering Date

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(a) An Employee may withdraw from an Offering after the applicable Offering Date, in whole but not in part, at any time prior to the first day of the last calendar month of such Offering Period by submitting the prescribed withdrawal notice to the Company (or the Company’s designee). If an Employee withdraws from an Offering, Employee’s Option for such Offering will automatically be terminated, and the Company will refund in cash the Employee’s entire Account balance for such Offering as soon as practicable thereafter.

(b) The Employee’s withdrawal from a particular Offering shall be irrevocable. If an Employee wishes to participate in a subsequent Offering, he or she will be required to re-enroll in the Plan by making a timely filing of a new Enrollment Agreement in accordance with Section 6.

10. Method of Payment

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(a) Payment for Shares purchased pursuant to the Plan shall be made in installments through periodic after-tax payroll deductions, with no right of prepayment. Each Employee electing to purchase Shares shall authorize the withholding from his or her pay on an after-tax basis for each payroll period during the Offering Period the percentage or dollar amount of Eligible Compensation. Such deductions shall be in uniform periodic amounts in conformity with his or her employer’s payroll deduction schedule (subject to adjustments made in accordance with this Plan). The amount of each Employee’s after-tax payroll deductions shall be credited to such Employee’s Account.

(b) If in any payroll period, an Employee has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her installment payment, then (i) the installment payment for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the installment payment for such payroll period. Deductions of the full amount originally elected by Employee will recommence when his or her pay is sufficient to permit such deductible amount; provided,  however, no additional amounts will be deducted to satisfy the Outstanding Election.

11. Interest on Payments

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No interest shall be paid on sums withheld from an Employee’s pay for purchase of Shares under this Plan.

12. Rights as Stockholder

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An Employee will become a stockholder with respect to Shares that are purchased pursuant to Options granted under the Plan when such Shares are transferred into an Employee’s name on the books and records of the Company. Ownership of Shares purchased under the Plan will be entered on the books and records of the Company as soon as administratively practicable after payment for the Shares has been received in full by the Company. Shares purchased under the Plan will be issued as soon as practicable after an Employee becomes a stockholder. An Employee will have no rights as a stockholder with respect to Shares for which an election to purchase has been made under the Plan until such Employee becomes a stockholder as provided above.

13. Rights to Purchase Shares Not Transferable

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An Employee’s rights under his or her election to purchase Shares under this Plan may not be sold, pledged, assigned, or transferred in any manner. If an Employee’s rights are sold, pledged, assigned, or transferred in violation of this Section 13, the right to purchase Shares of the Employee guilty of such violation shall terminate, and the only right remaining under such Employee’s election to purchase will be to receive a refund of the amount then credited to the Employee’s Account.

14. Deemed Cancellations

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(a) Events Constituting a Deemed Cancellation.

(i) Leave of Absence, Layoff or Temporarily Out of Active Service. An Employee purchasing Shares under the Plan who is granted an unpaid leave of absence, is laid off, or otherwise temporarily out of Active Service during the Offering Period without terminating employment shall be eligible to remain a participant in the Plan during such absence, for a period of no longer than ninety (90) days or, if longer, so long as the Employee’s right to reemployment with his or her employer is guaranteed either by statute or contract (but not beyond the last day of the Offering Period). The provisions of Section 10 shall apply if the Employee has no pay or his or her pay is insufficient (after other authorized deductions) to cover the required installment payments during such absence. If an Employee does not return to Active Service upon the expiration of his or her leave of absence or lay-off or, in any event, within ninety (90) days from the date of his or her leaving Active Service (unless the Employee’s right to reemployment with his or her employer is guaranteed either by statute or contract), his or her election to purchase shall be deemed to have been cancelled on the ninety-first (91st) day after such Employee’s leaving Active Service.

(ii) Termination of Employment. If, before an Employee has completed payment for Shares under the Plan, (a) he or she resigns, is dismissed or transferred to a entity other than the Company or a Subsidiary or Affiliated Entity thereof, or (b) if the entity by which he or she is employed should cease to be a Subsidiary or Affiliated Entity of the Company, then his or her election to purchase shall be deemed to have been cancelled at that time.  Notwithstanding the foregoing, the Committee in its sole discretion may in lieu of such deemed cancellation specify that there shall be a “Substitution or Assumption” (and not a deemed cancellation) of an election to purchase if the Committee determines that a company or entity and the Company have made satisfactory arrangements for such company or entity to substitute a new option for the

Option under such election to purchase, or to assume such Option under such election to purchase, by reason of a transaction (A) that is a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as defined in Section 424(a) of the Code and regulations thereunder (including a spin-off, split-up or similar transaction), (B) pursuant to which the excess of the aggregate fair market value of the shares subject to the new option immediately after the Substitution or Assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all Shares subject to the Option immediately before the Substitution or Assumption over the aggregate option price of such Shares, and (C) pursuant to which the new option or the assumption of the Option does not give the Employee additional benefits which he or she did not have under the Option or otherwise delay the Purchase Date beyond the end of the applicable Offering Period then in effect.

(iii) Death of a Participant. If an Employee dies before he or she has completed payment for Shares under the Plan, his or her election to purchase Shares shall be deemed to have been cancelled on the date of death. As soon as administratively practicable after the death of an Employee, the amount then credited to the Employee’s Account shall be paid in cash to the beneficiary or beneficiaries designated by the Employee on a beneficiary designation form filed with Janus before such Employee’s death or, in the absence of an effective beneficiary designation, to the executor, administrator or other legal representative of the Employee’s estate.

(b) Terms and Conditions of a Deemed Cancellation. In the event that an Employee’s election to purchase Shares is deemed to be cancelled as defined above in this Section 14, the Employee shall be withdrawn from Plan participation and cease to be a participant, and the Company will refund in cash the Employee’s entire Account balance for such Offering as soon as administratively practicable thereafter.

(c) Terms and Conditions of a Substitution or Assumption. If the Committee determines under Section 14(a)(ii) of the Plan to provide a Substitution or Assumption of Options granted hereunder, the Employee shall have no further rights under this Plan and the Employee’s rights, if any, to his or her Account or to purchase any property in lieu of Shares shall be governed exclusively by the arrangements effecting such Substitution or Assumption including any stock purchase plan of the company or entity substituting a new option for an Option or assuming an existing Option.

15. Application of Funds

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All funds received by the Company in payment for Shares purchased under this Plan and held by the Company at any time may be used for any valid corporate purpose.

16. No Employment/Service Rights

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Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or any Subsidiary or Affiliated

Entity thereof for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

17. Government Approvals or Consents; Amendment

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This Plan and any Offering and sales to Employees under it are subject to any governmental or regulatory approvals or consents that may be or become applicable in connection therewith. The Committee may terminate the Plan at any time and may make such changes in the Plan and include such terms in any Offering under this Plan as may be necessary or desirable, including, but not limited to, such changes as may be necessary or desirable, in the opinion of counsel for the Company, to comply with the any applicable federal, state, local or foreign laws or rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or any other applicable federal, state, local or foreign laws.

18. Withholding Taxes.

The Company shall be entitled to withhold (or to cause the withholding of) from any cash amount payable to Employee by the Company or a Subsidiary or Affiliated Entity thereof the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by the Company or a Subsidiary or Affiliated Entity thereof with respect to the difference between the Purchase Price Per Share and the Fair Market Value as of the Purchase Date.

19. Section 409A.

The intent of the Company is that benefits under this Plan be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in accordance therewith.  Any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6)-month period immediately following an Employee’s separation from service shall instead be paid on the first business day after the date that is six (6) months following Employee’s separation from service (or, if earlier, death). The Company makes no representation that any or all of the payments described in this Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Employee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

20. Governing Law.

This Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.